Asure Software Announces Fourth Quarter and Fiscal Year 2008 Financial Results

Software and Services Revenue Advances 140% for Fiscal Year

AUSTIN, TX -- 10/15/2008 -- Asure Software (NASDAQ: ASUR), a leading provider of workforce management software, today announced the financial results for its 2008 fourth quarter and full fiscal year, ended July 31, 2008.

Highlights included:

--  Decreased our EBITDA loss by 30% to approximately $900,000, compared to Q3-2008.
--  Software and services revenue advanced 140% for the fiscal year ended
    July 31, 2008, to $10.2 million, compared to $4.2 million in FY2007.
--  Q4-2008 revenue increased 5.9%, to $2.9 million, compared to $2.7 million in Q3-2008.
--  Gross margins increased from 76% to 78%, compared to Q3-2008.
--  In Q4-2008, ASUR incurred a $7.4 million goodwill impairment due to the company's market capitalization relative to the amount of goodwill on the company's books.
--  Total operating expenses declined 2.1% in Q4-2008, to $3.6 million, compared to $3.7 million in Q3-2008.

"Change and transitions can prove challenging," noted Richard Snyder, Chairman and Chief Executive Officer of Asure Software. "We are making progress with our new business model as an operating company selling workforce management software and services to a large target market. I continue to be excited about our business prospects. We are living at the intersection of technology, need, and opportunity. Especially in today's challenging macroeconomic environment, enterprises and organizations both large and small are embracing automation in workforce management as a way to create better efficiencies in their operating expenses, as well as allow them to better compete for top talent. With our NetSimplicity and iEmployee products, as well as the new products and enhancements being produced from our R&D investments, we are well-positioned to take advantage of the push toward automation in human resources management."

Additional Fourth Quarter Highlights

Sequentially, Asure saw total revenue advance 5.9% in Q4-2008, to $2.9 million, from $2.7 million in Q3-2008.

Gross margin in Q4-2008 was 77.7%, a sequential improvement compared to the 76.4% gross margin in Q3-2008.

Selling, general and administrative expenses saw a sequential decline of 2.3% in Q4-2008, to $2.9 million, compared to $3.0 million in Q3-2008.

Research and development expenses were relatively flat in Q4-2008, at $0.6 million, compared to $0.6 million in Q3-2008.

At July 31, 2008, the Company had working capital of $10.1 million and cash, cash equivalents and short-term investments of $14.7 million.

Asure Software has scheduled a conference call for Wednesday, October 15, 2008 at 11:00 a.m. ET (10:00 a.m. CT) to discuss its most recent financial results and outlook. Participating in the call will be Richard Snyder, Chairman and Chief Executive Officer; Jay Peterson, Vice President Finance; and Nancy Harris, Chief Operating Officer.

To take part, please dial 888-713-4214 ten minutes before the conference call begins, ask for the Asure Software event and use passcode 31760170. International callers should dial 617-213-4866 and reference the same passcode, 31760170.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call on the investor relations page of the Company's web site at www.asuresoftware.com.

About Asure Software

Headquartered in Austin, Texas, Asure Software (NASDAQ: ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, meeting and event management, and asset tracking and reservations. With additional offices in Seekonk, Mass., Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Forgent's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

                         FORGENT NETWORKS, INC.
                      CONSOLIDATED BALANCE SHEETS
             (Amounts in thousands, except per share data)

                                                             JULY 31,
                                                        ------------------
                                                          2008      2007
                                                        --------  --------
ASSETS
Current assets:
  Cash and cash equivalents                             $ 12,062  $ 33,524
  Short-term investments                                   2,627     1,538
  Accounts receivable, net of allowance for
   doubtful accounts of $41 and $21 at July 31, 2008
   and 2007, respectively                                  1,718     1,040
  Inventory                                                   74        --
  Prepaid expenses and other current assets                  191       211
                                                        --------  --------
    Total current assets                                  16,672    36,313

Property and equipment, net                                  907       767
Intangible assets, net                                     4,729        --
Other assets                                                  --       212
                                                        --------  --------
                                                        $ 22,308  $ 37,292
                                                        ========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $  3,778  $ 10,970
  Accrued compensation and benefits                          203       557
  Lease impairment and advance                               373       401
  Other accrued liabilities                                  384       454
  Deferred revenue                                         1,844     1,076
                                                        --------  --------
    Total current liabilities                              6,582    13,458

Long-term liabilities:
  Deferred revenue                                            25        28
  Lease impairment and advance                               564       925
  Other long-term obligations                                217       261
                                                        --------  --------
    Total long-term liabilities                              806     1,214

Stockholders' equity:
  Preferred stock, $.01 par value; 10,000 shares
   authorized; none issued or outstanding                     --        --
  Common stock, $.01 par value; 40,000 shares
   authorized; 32,892 and 27,388 shares issued, 31,102
   and 25,598 shares outstanding at July 31, 2008 and
   2007, respectively                                        329       274
  Treasury stock at cost, 1,790 shares at July 31, 2008
   and 2007, respectively                                 (4,815)   (4,815)
  Additional paid-in capital                             270,657   265,647
  Accumulated deficit                                   (251,214) (238,506)
  Accumulated other comprehensive income                     (37)       20
                                                        --------  --------
    Total stockholders' equity                            14,920    22,620
                                                        --------  --------
                                                        $ 22,308  $ 37,292
                                                        ========  ========

                         FORGENT NETWORKS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands, except per share data)

                                For the                   For the
                           Three Months Ended,      Twelve Months Ended
                                                          July 31,

                          July 31,    April 30,

                            2008         2008         2008         2007
                        (Unaudited)  (Unaudited)
REVENUES:
  Software and services $     2,866  $     2,707  $    10,182  $     4,245
  Intellectual property
   licensing                     --           --           --       36,162
                        -----------  -----------  -----------  -----------
    Total revenues            2,866        2,707       10,182       40,407

COST OF SALES:
  Software and services         640          639        2,238          962
  Intellectual property
   licensing                     --           --           --       18,270
                        -----------  -----------  -----------  -----------
    Total cost of sales         640          639        2,238       19,232

GROSS MARGIN                  2,226        2,068        7,944       21,175

OPERATING EXPENSES:
  Selling, general and
   administrative             2,884        2,951       11,237       12,008
  Research and
   development                  606          616        2,153          611
  Impairment of assets        7,391           --        7,391           --
  Amortization of
   intangible assets            150          149          490            4
                        -----------  -----------  -----------  -----------
    Total operating
     expenses                11,031        3,716       21,271       12,623

(LOSS) INCOME FROM
 OPERATIONS                  (8,805)      (1,648)     (13,327)       8,552

OTHER INCOME (EXPENSE):
  Interest income                73          109          715          981
  Gain on sale of
   assets                        --           --           --        2,899
  Foreign currency
   translation                   23            2           14          (24)
  Interest expense and
   other                        (37)         (22)         (89)         (66)
                        -----------  -----------  -----------  -----------
    Total other income           59           89          640        3,790

(LOSS) INCOME FROM
 OPERATIONS
 BEFORE INCOME
 TAXES                       (8,746)      (1,559)     (12,687)      12,342
Provision for income
 taxes                           13          (14)         (21)         (94)
                        -----------  -----------  -----------  -----------
NET (LOSS) INCOME       $    (8,733) $    (1,573) $   (12,708) $    12,248
                        ===========  ===========  ===========  ===========

BASIC & DILUTED (LOSS)
 INCOME PER SHARE:
Basic                   $     (0.28) $     (0.05) $     (0.42) $      0.48
                        ===========  ===========  ===========  ===========
Diluted                 $     (0.28) $     (0.05) $     (0.42) $      0.47
                        ===========  ===========  ===========  ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING:
Basic                        31,094       30,848       30,026       25,515
Diluted                      31,094       30,848       30,026       26,049

Investor contacts:
Jay Peterson
512-437-2476
jay_peterson@asuresoftware.com

Sean Collins
Senior Partner
CCG Investor Relations
310-477-9800, ext. 202
www.ccgir.com

Media contact:
Lisa Flynn
512-437-2678
lisa_flynn@asuresoftware.com